Exhibit 99.3

IRREVOCABLE PROXY

Each of the undersigned holders of shares of capital stock of Tier Technologies, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ronald W. Johnston and Keith S. Omsberg and each of them, with full powers of substitution, as the undersigned’s proxy for and on the undersigned’s behalf, to act, vote, execute written consents, and/or waive any and all notice requirements which may be applicable under the Company’s Certificate of Incorporation (as the same is now in effect or may hereafter be amended, the “Certificate of Incorporation”) or otherwise, in each case with respect to all of the shares of capital stock of the Company now or hereafter beneficially owned by the undersigned during the Term (as defined below) (all such securities collectively, the “Proxy Shares”), as fully and to the same extent and effect as the undersigned itself might do, in accordance with the terms and conditions of the Agreement of even date herewith among the undersigned and the Company (the “Agreement”).  Each of the undersigned agrees that any shares of capital stock or voting securities of the Company that the undersigned may purchase or with respect to which the undersigned otherwise acquires beneficial ownership during the Term shall be subject to the terms and conditions of this Irrevocable Proxy and shall constitute Proxy Shares.

Upon execution of this Irrevocable Proxy, each of the undersigned hereby revokes any and all prior proxies or powers of attorney given by the undersigned with respect to the matters as to which this Irrevocable Proxy relates and agrees not to grant any subsequent proxies or powers of attorney with respect to such matters during the Term and not to provide voting instructions with respect to the Proxy Shares in any manner inconsistent with this Irrevocable Proxy or the Agreement during the Term.  This Irrevocable Proxy is irrevocable (to the extent provided in the General Corporation Law of the State of Delaware, 8 Del. Laws ch.1, § 101, et seq., as it may be amended from time to time) for the duration of the Term, is coupled with an interest, and is granted in consideration of the benefits to the undersigned arising from the Agreement.  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

This Irrevocable Proxy is effective as of the date written below and will continue in force until the business day immediately following the conclusion of the 2010 annual meeting of stockholders of the Company, including any adjournments or postponements thereof (the “Term”).

IN WITNESS WHEREOF, the undersigned have executed this Irrevocable Proxy, effective as of the 8th day of January, 2010.

PCAP PARTNERS II, LLC		PCAP II, LLC

By:	PCap II, LLC,
	as general partner	By:	/s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member
By:	/s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member

GIANT INVESTMENT, LLC		PARTHENON INVESTORS II, L.P.

By:	Parthenon Investors II, L.P.,	By:	PCap Partners II, LLC,
	as managing member		as general partner

By:	PCap Partners II, LLC,	By:	PCap II, LLC,
	as general partner		as general partner

By:	PCap II, LLC,
	as general partner	By:	/s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member
By:	/s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member

		By:	/s/ John C. Rutherford
Name: John C. Rutherford